CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Georgia-Pacific Corporation's previously filed Registration Statement File No. 33-48328.

 /s/ Arthur Andersen LLP

Atlanta, Georgia
June 26, 2000